Exhibit 99.3

October 4, 2005

Mr. N. Colin Lind
Mr. Greg Jackson
Blum Capital Partners, L.P.
909 Montgomery Street
San Francisco, CA 94133

Gentlemen:

Thank you for your letter of September 6 - and for participating with us in telephone calls and meetings over the past several weeks. We hope these discussions, together with the September 22 meeting with me and Novell board member Rick Crandall, have helped to reaffirm the opportunities and issues that lie ahead for Novell.

The overall goal for the board and management team is to improve expeditiously Novell's profitability and stockholder returns. We are focused on allocating capital wisely to our most promising businesses, while improving efficiency and reducing costs in a disciplined, practical manner.

Please be assured that we are well aware of the urgency of completing the transformation of Novell's business. Our management team and board of directors have been working over the past year on designing and implementing a comprehensive transformative business plan which encompasses several of the initiatives you have highlighted in your letters. Specific areas of focus have included:

  Business strategy;
  Business units;
  Product transformation;
  Operational transformation;
  Cost reduction actions; and
  Share repurchase program.

Let me review with you the progress we have made.

Business Strategy
Novell continuously examines and refines its overall business strategy. We believe that aggressively pursuing the Linux and Identity market opportunities best serves our customers, stockholders and employees. Novell has been actively transforming its business to provide customers choice in their IT infrastructure, including the alternative of using the Linux operating system as the platform for operating their businesses. In furtherance of that objective, an important priority is to provide migration options to the Novell installed base so that we can sell them our new products and services in the future.

Business Units
As part of our ongoing analysis of the company's strategy and operations, the board and management team continue to review future plans for our individual business units. Among the businesses we have discussed in our recent conversations are Cambridge Technology Partners, Celerant, GroupWise and ZenWorks. Below is our summary view of these businesses today.

Cambridge Technology Partners - As you may know, we no longer report a unit called Cambridge Technology Partners because this business has been assimilated into our field organization. Our recent experience in the marketplace suggests that the ability to offer services that complement our products is becoming an increasingly important factor to vendor success. We believe we must offer our customers a single point of contact for the successful implementation and deployment of our IT solutions, particularly for identity management. We cannot afford to be completely dependent on outside contractors to architect, deploy and service our IT solutions.

Celerant - We have discussed at length (please see our letter of June 16) our position on this topic and that position has not changed. To reiterate, we envision Celerant being separated from Novell in some fashion when market and other conditions are appropriate. The Novell management team and our board of directors review the Celerant situation from time to time and will update all stockholders on this issue, as appropriate.

GroupWise - GroupWise is one of the applications that provides significant value to our NetWare users, encouraging them to continue to use NetWare as a key part of their IT infrastructure. While GroupWise today is under significant competitive pressures, a move to an open source offering will help us revitalize this category. We have announced plans to develop an open source project around collaboration that we think will change the way enterprises deploy and use collaboration systems to make the Linux platform even more appealing to enterprises. We are far more likely to be successful at this effort with the GroupWise product in-house, helping us better understand the way businesses collaborate electronically.

ZenWorks - ZenWorks and our broader Resource Management business are key to our future. ZenWorks has been a steady contributor to our business for many years. There are many synergies between this business and our Identity Management business. The ability to manage cross-platform systems will continue to be a key differentiator for Novell. ZenWorks is the foundation upon which we will expand our world-class IT system management capabilities.

Product Transformation
In the past year, a significant portion of the company's products have been redesigned to run independently from much of Novell's platform technology and to operate on Linux. Today, many of our products run on NetWare, Microsoft Windows, or Linux, providing customers with a smooth migration path that they can implement and deploy at their own pace. The investments that have been made in the product transition are mostly complete and our current plans call for some limited investment in certain key products. Specifically, we have undertaken the following measures:

  After the acquisition of SUSE Linux in January 2004, the company has moved aggressively to provide migration paths and to establish new products and services on the Linux platform, including the early delivery of Open Enterprise Server in March of this year. OES provides NetWare customers the ability to run NetWare on top of Linux, and provides new customers a Linux alternative for workgroup related services. More than 4,000 organizations representing 5.2 million user licenses have ordered Open Enterprise Server.
  Novell also delivered GroupWise 7, a highly secure and scalable collaboration program that runs on Linux, Windows and NetWare.
  We have enhanced the features and functionality within Novell's Identity solutions, which give customers the ability to secure their IT and corporate assets with a policy driven, role-based offering.
  Finally, the ZENworks product line manages desktop resources across the enterprise. The acquisition of Tally systems for asset management dramatically strengthens the Novell resource management offering.

Operational Transformation
Novell continues to make progress in transforming itself into a customer-centric organization. The North American field sales, services and support organization has completed its transformation and a similar transformation in EMEA sales, services and support is now underway. The new structure will provide superior support and service to our customers. As a result of these efforts, North American sales productivity is up and customer satisfaction has increased. We expect the same results in EMEA.

Novell has also focused on improving its marketing activities. Earlier this month, we introduced our new messaging and positioning around “Software for the Open Enterprise,” which has been well received by customers, partners and industry analysts.

Cost Reduction Program
Beginning at the end of fiscal year 2003, we implemented a series of significant cost cutting actions that resulted in $100 million of annual cost savings. Since that time, we have undertaken a series of smaller cost reduction actions consistent with our focus on staying profitable. Further, as discussed in our third quarter earnings call on August 25, our cost structure will be better aligned to our strategy as part of our 2006 fiscal year planning, which is now underway. All of these cost reduction actions were part of our plan to stay profitable even while undergoing the significant transformation in which we are now engaged. While we have been profitable on a non-GAAP basis for nine straight quarters and have generated positive cash flow from operations for six of the previous eight quarters, we are committed to achieving near-term improvements in our profit margins.

Share Repurchase Program
While we work diligently to improve Novell's finances, we are also regularly reviewing our capital allocation across all of our various opportunities. As a direct result of this review process, we have recently decided to implement a share repurchase program for up to $200 million of Novell common stock over the next 12 months. As we have refined our strategy and made progress in the transformation of our business, we determined that $200 million would be excess cash and that the share repurchase was the best use of that cash at this time. This most recent share repurchase program follows the $125 million share repurchase we completed in conjunction with our convertible debenture offering last year, bringing to $325 million the total amount of common stock repurchased or intended to be repurchased since the middle of last year. The buyback is just one of many elements of our plan to increase stockholder value and secure Novell's future as a leading provider of IT solutions.

We intend to provide greater detail about our future plans and strategy on many of the preceding topics shortly after our fiscal year ends in October.

I know you appreciate the constraints imposed by Regulation FD and competitive concerns on our communications with all stockholders. Most of what we have said in this letter is already in the public record, but to ensure that all stockholders have the benefit of our current thinking on these matters we have chosen to include it in a public filing.

The management team has spent a considerable amount of time responding to your various communications because we value your input and will always carefully consider well-intentioned stockholder proposals. I think you would agree that management's time is best spent now on pursuing the opportunities discussed in this letter.

Thank you for your time and attention and thank you for being a stockholder of Novell.

Sincerely,

Jack L. Messman
Chairman, President and CEO

cc:
Novell Board of Directors
Joseph S. Tibbetts, Jr.
Willard H. Smith
Joseph A. LaSala, Jr.